UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

Karen Seaberg Laidacker M. Seaberg Cloud L. Cray, Jr. Cray Family Management LLC Cray MGP Holdings LP John P. Bridendall M. Jeannine Strandjord
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 1, 2013, Karen Seaberg, Laidacker M. Seaberg, Cloud L. Cray, Jr., Cray Family Management LLC, Cray MGP Holdings LP, John P. Bridendall and M. Jeannine Strandjord (the “Participants”), who are soliciting proxies for the MGP Ingredients, Inc. (the “Company”) 2013 Annual Meeting of Stockholders, and any adjournments, postponements, continuations or rescheduling thereof (the “2013 Annual Meeting”), issued the attached investor presentation.

ON JULY 10, 2013, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2013 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE PARTICIPANTS’ DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE FIRST SENT TO HOLDERS OF THE COMPANY’S COMMON STOCK AND PREFERRED STOCK ON OR ABOUT JULY 12, 2013.

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Cray Group Meeting with Institutional Shareholder Services (ISS) July 26, 2013

Since 2007 served as President of Bridendall & Co., a provider of advisory services to beverage alcohol industry participants. From 2001 to 2007, Mr. Bridendall served as Executive Vice President, Finance and Administration for Jackson Enterprises, Jackson Wine Estates International, and Kendall-Jackson Wine Estates, a family owned producer and marketer of many fine wines. Prior to joining Kendall-Jackson, Mr. Bridendall served as Senior Vice President, Director Corporate Development and Investor Relations for Brown-Forman Corporation, a multinational producer and marketer of well-known distilled spirits and fine wine. Prior to joining Brown-Forman in 1978, Mr. Bridendall was a certified public accountant with Peat, Marwick, Mitchell & Co., the predecessor to KPMG LLP. In selecting Mr. Bridendall as a nominee for Director, the Cray Group considered his extensive industry experience and expertise in strategic planning, branding strategy, managing and overseeing growth organically and through mergers and acquisitions, as well as his background in finance and accounting. Overview of Director Nominees John R. Bridendall - Group A Nominee (Term Expiring in 2016) 2

Over 40 years of financial management experience and was employed in three different and diverse industries after starting in public accounting on the audit staff of Ernst and Whinney in 1968. For 20 years, beginning in 1985, she held several senior financial and related senior management roles at Sprint Corporation. She managed the successful transformation and restructuring of Sprint as Chief Integration Officer from 2003 until 2005 when she retired. She was Senior Vice President and Chief Financial Officer of Global Solutions, a $9 billion division, from 1998 until 2003 and was Controller and then Treasurer for Sprint Corporation from 1986 to 1998. Ms. Strandjord has been a director of American Century Mutual Funds (for six registered investment companies) since 1994, where she chairs the Compliance and Shareholder Relations Committee and is a member of the Executive Committee and Performance Committee. From 1996 through May 2012, she was a director of DST Systems, Inc., where she chaired the Audit Committee and sat on the Compensation Committee and Governance and Nominating Committee. Ms. Strandjord has been a director of the Euronet Worldwide, Inc. ("Euronet") since 2001. Ms. Strandjord has been Euronet's Lead Independent Director since 2010 and is currently the Chairman of Euronet's Audit Committee. She was a trustee for Rockhurst University for nine years and is currently on the Heartland Board of the National Association for Corporate Directors, which she chaired for two years and now co-chairs. In selecting Ms. Strandjord as a nominee for Director, the Cray Group considered her valuable experience on the boards of various other public companies, as well as an extensive background in finance, accounting, corporate governance, restructuring, talent management, and compensation and benefits. Overview of Director Nominees M. Jeannine Strandjord - Group B Nominee (Term Expiring in 2016) 3

Has been a director of MGP Ingredients since 1957. He served as Chairman of the Board from 1980 until 2006 and as Chief Executive Officer from 1980 to September, 1988, and has been an officer or director of the Company for more than 50 years. Mr. Cray has been retired since serving as the Company's Chairman of the Board. The Cray Group believes Mr. Cray's qualifications include his long history with the Company, including more than 50 years of service as an officer or director, his knowledge of the Company, its industries and its personnel and of the importance of restoring a positive corporate culture, and his significant stock ownership, which aligns his interests with those of other Stockholders. Overview of Director Nominees Cloud L. Cray, Jr. - Group B Nominee (Term Expiring in 2016) 4

We support execution of the Company's current strategic plan, but we believe a new CEO and a new Chairman of the Board are needed to successfully execute that plan. Other executives of the Company can oversee execution of the strategic plan while an executive search is conducted to retain a new highly qualified and independent CEO. Underlying focus of current corporate strategy on value-added ingredients and high quality alcohols began in 1995 under the leadership of Ladd Seaberg. New Chairman of the Board is needed that will exercise his authority even-handedly and embrace governance reform of the type we are proposing to improve accountability to stockholders. Grave concern over the very real possibility that some of our very best employees will leave if the Company fails to terminate the CEO and Chairman and restore a positive corporate culture. We have been approached by several key employees with their concerns at the top of their list is the culture of fear, intimidation and micromanagement that they believe the current CEO has created in recent years. They feel that their efforts to provide effective management are constantly undermined and that the working environment is extremely unpleasant and unproductive. It has gotten to the point where they have told us they will be leaving the Company in the near future unless this intolerable situation is resolved. These are valuable people who can easily find good positions with our competitors or other good companies and cannot be replaced without major damage to our Company, its stockholders and other constituents. A proper tone-at-the-top derived from such a positive corporate culture, together with a new CEO and new Board leadership, will energize and empower the other members of management and employees generally to exercise their judgment and initiative to deliver superior stockholder value. Our Plan and What This Proxy Contest is Really About 5

The Company has not kept pace with the operating performance of its competitors. The Company incurred operating losses of $4.102 million in 2011 (which reflects the unaudited, combined results for the six months ended June 30, 2011 and the six-month transition period (on changing the fiscal year end to December 31) ended December 31, 2012) and $944,000 in 2012. During the same time period, many of MGP Ingredients, Inc.'s publicly-traded competitors increased operating income or maintained high levels of operating income. Archer-Daniels-Midland Company's operating income increased from $80,676 to $89,038 million in 2011 and 2012, respectively. Beam Inc.'s operating income increased from $395.5 million to $575.9 million in 2011 and 2012, respectively. Penford Corporation increased its operating income from $4.446 million to $10.059 million in 2011 and 2012, respectively. Valero Energy Corporation increased its operating income from $3,680 million to $4,010 million in 2011 and 2012, respectively. Ingredion Inc. maintained steady operating income levels at $671 million and $668 million in 2011 and 2012, respectively. According to ISS, the Company's Total Shareholder Return was -31.51% for the most recent year, -22.89% for the three-year period ended December 31, 2012 and -17.69% for the five-year period ended December 31, 2012. Poor Operating Performance 6

Company- Selected Peer Comparison - TSRs 7 Ticker 1 Year 3 Year 5 Year ADM (1.83203) (6.52284) (34.644) PENX 44.742 (15.42) (70.6282) BEAM 20.94783 91.11706 20.99447 INGR 24.53354 130.52 90.61071 VLO 66.17012 113.6795 (46.3892) MGPI (31.5528) (54.2379) (62.3131) Comparisons with competitors, as listed in the Company’s filings with the SEC, show that peer company TSRs were much better. * ADM (Archer Daniels Midland); PENX (Penford Corporation); BEAM (Beam Inc.); INGR (Ingredion Incorporated); VLO (Valero Energy Corporation)

Company- Selected Peer Comparison – Share Price 8 Company 2012 2010-2012 2008-2012 Archer Daniels Midland (ADM) (2.835%) (7.008%) (32.962%) Penford Corporation (PENX) 47% (21.558%) (70.073%) Ingredion Incorporation (INGR) 27.293% 127.049% 93.178% Valero (VLO) 67.117% 100.13% (45.932%) Beam (BEAM) 21.539% 47.126% (5.968%) MGP Ingredients, Inc. (MGPI) (32.871%) (51.571%) (64.013%) Comparisons with competitors, as listed in the Company’s filings with the SEC, show that peer company share price performances were much better.

Company- Selected Peer Comparison – Operating Income 9 Company 2012 2011 2010 2009 2008 Archer Daniels Midland (ADM)(1) $89,038,000 $80,676,000 $61,682,000 $69,207,000 $69,816,000 Penford Corporation (PENX) $10,059 $4,445 ($4,860) ($6,449) ($10,808) Ingredion Incorporation (INGR) $668,000 $671,000 $339,000 $153,000 $434,000 Valero (VLO) $4,010,000 $3,680,000 $1,876,000 ($58,000) $761,000 Beam (BEAM) $575,900 $395,500 $456,200 $399,100 $485,800 MGP Ingredients, Inc. (MGPI) ($944,000) $645,000(2)(3) $7,255(3) ($79,008)(3) ($29,650)(3) Comparisons with competitors, as listed in the Company’s filings with the SEC, show that peer company operating incomes were much better. All numbers in thousands. Totals are for net sales and other operating income. On August 25, 2011, MGPI changes its fiscal year from June 30 to December 31. Operating income for the interim period, from July 1, 2011 to December 31, 2011, was $3.162 million. Fiscal years ended on June 30. (1) (2) (3)

Share Price Market Comparisons 10 Company 2012 2010-2012 2008-2012 Market Best Practices Benchmarks Krispy Kreme (KKD) 43.865% 213.712% 203.560 Constellation (STZ) 70.719% 119.541% 50.724% AB-InBev NV (BUD) 43.173% 70.090% 139.116%(1) Hershey (HSY) 21.557% 115.297% 114.779% Brown-Forman (BF-B) 19.558% 90.821% 87.347% General Mills (GIS) 3.564% 25.103% 66.260% McDonald’s (MCD) (7.893%) 54.264% 77.564% Coca-Cola (KO) 6.528% 38.688% 37.886% Pepsi (PEP) 6.386% 22.495% 5.554% Market Indices Market Vectors Agribusiness ETF (MOO) 10.701% 21.539% (2.531%) Power Shares Food & Beverage (PBJ) 6.954% 44.396% 27.999% I Shares Russell 2000 (IWM) 14.811% 35.152% 20.322% MGP Ingredients, Inc. (MGPI) (32.871%) (51.571%) (64.013%) (1) For price change between July 1, 2009 and through the end of calendar year 2012.

Operating Income Market Comparisons 11 Company 2012 2011 2010 2009 2008 Krispy Kreme (KKD) $37,729 $25,567 $15,155 $11,774 $4,761 Constellation (STZ) $522,900 $486,500 $502,500 $311,500 $29,600 AB-InBev NV (BUD)* $12,733,000 $12,329,000 $10,897,000 Hershey (HSY) $1,111,148 $1,055,028 $905,298 $761,590 $589,900 Brown-Forman (BF-B)* $898,000 $788,000 $855,000 General Mills (GIS)(1) $2,402,000 $1,526,800 $2,181,200 $1,828,200 $1,729,900 McDonald’s (MCD) $8,605,000 $8,530,000 $7,473,000 $6,841,000 $6,443,000 Coca-Cola (KO) $10,779,000 $10,154,000 $8,449,000 $8,231,000 $8,446,000 Pepsi (PEP) $9,112,000 $9,633,000 $8,332,000 $8,044,000 $6,959,000 MGPI ($944,000) $645,000(2)(3) $7,255(3) ($79,008)(3) ($29,650)(3) All numbers in thousands. *2009 and 2008 numbers not publicly available. Totals represent net cash provided by operating activities. On August 25, 2011, MGPI changes its fiscal year from June 30 to December 31. Operating income for the interim period, from July 1, 2011 to December 31, 2011, was $3.162 million. Fiscal years ended on June 30. (1) (2) (3)

The CEO and the Other Directors, and not Karen Seaberg, are the ones seeking to obtain control of the Company through litigation filed in the District Court of Johnson County, Kansas which seeks to have the current Cray family members (Karen Seaberg, Tom Cray and Cloud Cray) removed as Voting Trustees of the MGP Ingredients, Inc. Voting Trust (the "Cray Family Voting Trust") and replaced with two members of current management of the Company and one unspecified member of the Cray family owning of record 10,000 or more shares of Common Stock of the Company. Gaining control of the 76% of the outstanding shares of Preferred Stock (which has the right to elect a majority of the directors) in the Cray Family Voting Trust would empower management to elect a majority of the directors, which could include themselves or persons beholden to them, and thereby perpetuate themselves in office without any electoral accountability to stockholders. Karen Seaberg is only one of three Voting Trustees of the Cray Family Voting Trust that owns 76% of the outstanding Preferred Stock, which class controls the election of a majority of the directors. The Preferred Stock, the majority of which is held in the Cray Family Voting Trust, has always been granted the right to elect five of the nine directors of the Company. The control inherent in that class of stock is nothing new, and no transaction is being pursued by the Cray family to increase its control or otherwise trigger payment of a control premium to holders of Common Stock. New Chairman of the Board is needed that will exercise his authority even-handedly and embrace governance reform of the type we are proposing to improve accountability to stockholders. When the original and all subsequent investors purchased stock in the Company, they were fully aware that the holders of Preferred Stock have the right to elect five of the nine members of the Board and to exclusively vote on a merger, consolidation, dissolution, a sale of substantially all of the asserts of the Company or an amendment of the Articles of Incorporation. Voting Rights 12

Neither the July 12 Letter nor the Company Supplement describe any transaction or personal gain that Karen will receive, even if we are successful in this Proxy Contest, for the simple reason that there is none. Karen’s motivation is solely to protect the best interests of all stockholders and other constituents and restore the Company to profitable growth and increase the stock price, and to take the necessary actions to bring this about. These actions include searching for and retaining a new CEO, restoring a positive corporate culture, reforming corporate governance and avoiding the loss of key employees. There is no additional purchase of stock, going private, sale of shares to a third party, or other transaction of any type that would elicit a control premium to the holders of Common Stock by virtue of any action taken or proposed to be taken by the Preferred Stockholders. Karen Seaberg is Taking Action to Protect All Stockholders 13

The most fundamental and important governance right of all is the right of stockholders to elect directors. They possess this right because they are the owners of the Company and directors and management are supposed to operate the Company in the best interests of stockholders and not to promote their own self-interest. We proposed the governance reforms described in the attached Appendix to ensure that directors would be more accountable to all stockholders and so that any needed changes in the Board and thus in management could be made in a timely manner to prevent further damage to the Company. The governance reforms described in the proxy statement are widely supported as the best practice for public companies by governance experts, leading proxy advisory firms and institutional investors. The only motive we can infer from Other Directors' desperate resistance to these reforms is that they are stalling to give them time to bring about a sale of all or important parts of the Company or to take some other ill-advised defensive action to entrench themselves in their positions. Need for Governance Reforms 14